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                                    GUARANTY

     THIS GUARANTY dated as of April 9, 1997 is made and delivered by Consolidated Capital of North America, Inc., a Colorado corporation ("Consolidated Capital") and Stone Pine Colorado, LLC, a Colorado limited liability company ("Stone Pine Colorado"), to and for the benefit of ERB Acquisition Group, LLC, a Nebraska limited liability company ("Lender").

     A. Angeles Metal Trim Co. ("Borrower"), a wholly owned subsidiary of Consolidated Capital, has entered into a Loan Agreement dated as of the date hereof (the "Loan Agreement") by and among Borrower, Consolidated Capital, Stone Pine Colorado and Lender, pursuant to which Lender has agreed to make a loan to or for the benefit of Borrower which loan is evidenced by a Promissory Note of the Borrower dated the date hereof in the aggregate principal amount of $309,000.00 (the "Note").

     B. Stone Pine Colorado is the beneficial owner of approximately 42% of the outstanding Common Shares of Consolidated Capital.

     C. To induce Lender to make the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consolidated Capital and Stone Pine Colorado are willing to guarantee the performance of certain obligations of Borrower as set forth herein.

     D. As used in Guaranty, the word "Guarantor" shall mean either Consolidated Capital or Stone Pine Colorado and any one or more of them, and their respective successors and assigns and words used herein in the singular shall be considered to have been used in the plural where the context and construction so requires in order to refer to more than one Guarantor.

     NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound hereby, the undersigned agree as follows:

1. Obligations Guarantied. For consideration, the adequacy and sufficiency of which is acknowledged, the Guarantors jointly and severally unconditionally guarantee the payment and performance of Borrower's obligations under the Loan Agreement and Note and the payment of all liabilities of Borrower to Lender, whether absolute or contingent, matured or unmatured, direct or indirect, similar or dissimilar, due or to become due arising under the Loan Agreement and the Note (all such payment, and performance obligations are hereinafter referred to as the "Obligations"). Guarantor's liability under this Guaranty for Borrower's Obligations shall not exceed at any one time the sum of the following (the "Guarantied Liability Amount"): (a) Three Hundred and Nine Thousand and no/100 Dollars ($309,000.00) for Obligations representing principal ("Principal Amount"), (b) all interest, fees and like charges owing and allocable to the Principal Amount under the Note, (c) the value of the Common Shares (as such term is defined in the Loan Agreement) to be issued to Lender by Consolidated Capital and (d) all costs, attorneys' fees, and expenses of Lender relating to or arising out of the enforcement of the Obligations and this Guaranty.


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     The foregoing limitation applies only to Guarantor's liability under this particular Guaranty. Unless Lender otherwise agrees in writing, every other guaranty of any obligations previously, concurrently, or hereafter given to Lender by Guarantor is independent of this Guaranty and of every other such guaranty. Without notice to Guarantor, Lender may permit the Obligations to exceed the Principal Amount and may apply or reapply any amounts received in respect of the Obligations from any source other than from Guarantor to that portion of the Obligations not included within the Guarantied Liability Amount.

2. Continuing Nature/Revocation/Reinstatement. This Guaranty is in addition to any other guaranties of the Obligations, is continuing and covers all Obligations. Revocation by one or more signers of this Guaranty or any other guarantors of the Obligations shall not (a) affect the obligations under this Guaranty of a non-revoking Guarantor, (b) apply to Obligations outstanding when Lender receives written notice of revocation, or to any extensions, renewals, readvances, modifications, amendments or replacements of such Obligations, or
(c) apply to Obligations, arising after Lender receives such notice of revocation, which are created pursuant to a commitment existing at the time of the revocation, whether or not there exists an unsatisfied condition to such commitment or Lender has another defense to its performance. All of Lender's rights pursuant to this Guaranty continue with respect to amounts previously paid to Lender on account of any Obligations which are thereafter restored or returned by Lender, whether in a bankruptcy, reorganization, insolvency, receivership or similar proceeding ("Insolvency Proceeding") of Borrower or for any other reason, all as though such amounts had not been paid to Lender; and Guarantor's liability under this Guaranty (and all its terms and provisions) shall be reinstated and revived, notwithstanding any surrender or cancellation of this Guaranty. Lender, at its sole discretion, may determine whether any amount paid to it must be restored or returned; provided, however, that if Lender elects to contest any claim for return or restoration, Guarantor agrees to indemnify and hold Lender harmless from and against all cost and expenses, including reasonable attorneys' fees, expended or incurred by Lender in connection with such contest. No payment by Guarantor shall reduce the Guarantied Liability Amount hereunder unless, at or prior to the time of such payment, Lender receives Guarantor's written notice to that effect. If any Insolvency Proceeding is commenced by or against Borrower or Guarantor, at Lender's election, Guarantor's obligations under this Guaranty shall immediately and without notice or demand become due and payable, whether or not then otherwise due and payable.

3. Authorization. Guarantor authorizes Lender, without notice and without affecting Guarantor's liability under this Guaranty, from time to time, whether before or after any revocation of this Guaranty, to (a) renew, compromise, extend, accelerate, release, subordinate, waive, amend and restate, or otherwise amend or change, the interest rate, time or place for payment or any other terms of all or any part of the Obligations; (b) accept delinquent or partial payments on the Obligations; (c) take or not take security or other credit support for this Guaranty or for all or any part of the Obligations, and exchange, enforce, waive, release, subordinate, fail to enforce or perfect, sell, or otherwise dispose of any such security or credit support; (d) apply proceeds of any such security or credit support and direct the order or manner of its sale or enforcement as Lender, at its sole discretion, may



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determine; and (e) release or substitute Borrower or any guarantor or other person or entity liable on the Obligations.

4. Waivers. To the maximum extent permitted by law, Guarantor waives (a) all rights to require Lender to proceed against Borrower, or any other guarantor, or proceed against, enforce or exhaust any security for the Obligations or to marshal assets or to pursue any other remedy in Lender's power whatsoever; (b) all defenses arising by reasons for any disability or other defense of Borrower, the cessation for any reason of the liability of Borrower, any defense that any other indemnity, guaranty or security was to be obtained, any claim that Lender has made Guarantor's obligations more burdensome or more burdensome than Borrower's obligations, and the use of any proceeds of the Obligations other than as intended or understood by Lender or Guarantor; (c) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence or creation of new or additional Obligations, and all other notices or demands to which Guarantor might otherwise be entitled; (d) all conditions precedent to the effectiveness of this Guaranty; (e) all rights to file a claim in connection with the Obligations in an Insolvency Proceeding filed by or against Borrower; (f) all rights to require Lender to enforce any of its remedies; and (g) until the Obligations are satisfied or fully paid with such payment not subject to return: (i) all rights of subrogation, contribution, indemnification or reimbursement, (ii) all rights of recourse to any assets or property of Borrower, or to any collateral or credit support for the Obligations, (iii) all rights to participate in or benefit from any security or credit support Lender may have or acquire, (iv) all rights, remedies and defenses Guarantor may have or acquire against Borrower and (v) any rights or defenses Guarantor may have by reason of protection afforded to Borrower with respect to the Obligations pursuant to the laws of Nebraska or otherwise limiting or discharging Borrower's indebtedness. Guarantor understands that if Lender forecloses by trustee's sale on a deed of trust securing any of the Obligations, Guarantor would then have a defense preventing Lender from thereafter enforcing Guarantor's liability for the unpaid balance of the secured Obligations. This defense arises because the trustee's sale would eliminate Guarantor's right of subrogation, and therefore Guarantor would be unable to obtain reimbursement from Borrower. Guarantor specifically waives this defense and all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by the operation of Nebraska law or otherwise.

5. Assignments. Without notice to Guarantor, Lender may assign the Obligations and this Guaranty, in whole or in part.

6. Integration/Severability/Amendments. This Guaranty is intended by Guarantor and Lender as the complete, final expression of their agreement concerning its subject matter. It supersedes all prior understandings or agreements with respect thereto and may be changed only by a writing signed by Guarantor and Lender. No course of dealing, or parole or extrinsic evidence shall be used to modify or supplement the express terms of this Guaranty. If any provision of this Guaranty is found to be illegal, invalid or unenforceable, such provision shall be



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enforced to the maximum extent permitted, but if fully unenforceable, such provision shall be severable, and this Guaranty shall be construed as if such provision had never been a part of this Guaranty, and the remaining provisions shall continue in full force and effect.

7. Joint and Several. The obligations of each Guarantor under this Guaranty are joint and several, and independent of the Obligations and of the obligations of any other person or entity. A separate action or actions may be brought and prosecuted against any one or more Guarantors, whether action is brought against Borrower or other guarantors of the Obligations, and whether Borrower or others are joined in any such action.

8. Governing Law. THIS GUARANTY SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS AND DECISIONS OF THE STATE OF NEBRASKA. EACH GUARANTOR HEREBY CONSENTS TO JURISDICTION AND VENUE IN ANY CONTROVERSY INVOLVING THIS AGREEMENT IN FEDERAL OR STATE COURT SITTING IN THE CITY OF OMAHA, NEBRASKA.


                                       CONSOLIDATED CAPITAL OF NORTH
                                       AMERICA, INC.,
                                       a Colorado corporation

                                       By:  /s/ Thompson H. Rogers
                                            ---------------------------------
                                       Name:  Thompson H. Rogers
                                              -------------------------------
                                       Title:  Chairman
                                               ------------------------------


                                       STONE PINE COLORADO, LLC
                                       a Colorado limited liability company

                                       By:  /s/ W. Duke DeGrassi
                                            ---------------------------------
                                       Name:  W. Duke DeGrassi
                                              -------------------------------
                                       Title:  Executive Vice President
                                               ------------------------------



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